   As filed with the Securities and Exchange Commission on December 14, 2001.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                               LEARN2 CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                               76-0518568
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 682-4300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      ------------------------------------

                                  MARC E. LANDY
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                               Learn2 Corporation
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
                                 (914) 682-4300
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------

                                   COPIES TO:
                               GERALD ADLER, ESQ.
                      Swidler Berlin Shereff Friedman, LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 973-0111
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this registration statement becomes effective and subject to the trading limitations agreed to by the selling stockholder.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                CALCULATION OF REGISTRATION FEE

===========================  ======================= ===================  =======================  ======================
                                                          Proposed               Proposed
  Title of Each Class of                                   Maximum                Maximum
       Securities to                Amount to             Offering               Aggregate               Amount of
       be Registered              be Registered        Price Per Share        Offering Price         Registration Fee(2)
===========================  ======================= ===================  =======================  ======================
    common stock, par
  value $0.001 per share       12,609,323 shares(1)        $0.13                $1,639,212                $409.80

===========================  ======================= ===================  =======================  ======================

(1) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended.

(2) The Registration Fee has been calculated pursuant to Rule 457 as follows: 12,609,323 multiplied by .00025 multiplied by $0.13, the average of the bid and asked sales prices of the Registrant's Common Stock as included on The Nasdaq Stock Market on December 10, 2001.

                    -----------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT TENDERED.

                                   PROSPECTUS

                                12,609,323 SHARES

                               LEARN2 CORPORATION

                                  COMMON STOCK

         This prospectus relates to the offering and sale by one of our current stockholders of 12,609,323 shares of our common stock which are held by such stockholder. These shares were issued to the selling stockholder in connection with our merger with Learn2.com, Inc. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. We have agreed to bear the expense of registration of the shares in this prospectus.

         The prices at which the selling stockholder may sell its shares will be determined by the prevailing market price for the shares or in negotiated transactions.

         Our common stock is quoted on the Nasdaq National Market under the symbol "LTWC". On December 13, 2001, the last sales price of our common stock as reported by the Nasdaq National Market was $0.13 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN RISKS AND UNCERTAINTIES THAT
YOU SHOULD CONSIDER.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      The date of this Prospectus is _____.

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Summary........................................................    3
Learn2 Corporation.............................................    3
Forward-Looking Statements.....................................    3
Risk Factors...................................................    4
Use of Proceeds................................................    13
Selling Stockholder............................................    13
Plan of Distribution...........................................    14
Legal Matters..................................................    14
Experts........................................................    14
Where You Can Find More Information............................    15

         We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

         In this prospectus, the terms "Learn2," "Registrant," "company," "we," "us," and "our" refer to Learn2 Corporation.

                                     SUMMARY

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, incorporated by reference in this prospectus. You should read the full text of, and consider carefully, the more specific details contained in or incorporated by reference into this prospectus.

                               LEARN2 CORPORATION

         Our offerings include engaging online and physical learning and training products and complementary services, commonly referred to as e-learning services. We market these services to corporate, government and individual clients and customers. We believe our mix of products and services provides us with a competitive advantage toward becoming the e-learning service provider of choice to our customers.

         Our products provide an engaging learning experience to corporate and individual customers through interactive multimedia and animated tutorials and courseware. Our corporate and government customers have access to these high quality tutorials and additional features such as reporting and administration through www.Learn2University.com. Additionally, through www.Learn2.com, visitors can access our content that includes tips and step-by-step instructions on a broad spectrum of skills, activities and tasks, as well as our multimedia tutorials. Our e-learning products are also available on CD-ROM and video and can be purchased from our Website and major retailers nationwide.

         Through our subsidiary, Etracks.com, Inc., we provide permission e-mail marketing and tracking services to customers that have "opt-in" e-mail customer lists. Etracks' services include e-mail creation, delivery, tracking and response analysis for a high volume of client e-mail accounts in a short period of time.

         Our principal executive offices are located at 1311 Mamaroneck Avenue, White Plains, New York 10605. Our telephone number is (914) 682-4300. Our Website is at WWW.LEARN2.COM. Information contained on our Website is not part of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates forward-looking statements including statements regarding, among other items, our business strategy, growth strategy, and anticipated trends in our business. We may make additional written or oral forward-looking statements from time to time in filings with the Securities and Exchange Commission or otherwise. When we use the words "believe," "expect," "anticipate," "project" and similar expressions, this should alert you that this is a forward-looking statement. Forward-looking statements speak only as of the date the statement is made.

         These forward-looking statements are based largely on our expectations. They are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond our control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus or made in documents incorporated into this prospectus, describe factors that could contribute to or cause differences between our expectations and actual results.

         We have described many of these factors in the section entitled "Risk Factors" set forth below. Because of these risks and uncertainties, the forward-looking information contained in this prospectus may not in fact occur or prove to be accurate. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                                  RISK FACTORS

         An investment in our common stock is very risky. You should carefully consider the risks described below, together with all of the other information in this prospectus, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment.

We Have A History Of Losses And An Accumulated Deficit; We May Continue To Experience Losses.

         For the year ended December 31, 2000, we incurred a net loss of $112.8 million and for the nine months ended September 30, 2001, we incurred a net loss of $19.4 million. At September 30, 2001, we had an accumulated deficit of approximately $208.1 million. we expect to continue to incur losses for the foreseeable future. These losses will be substantial, and we may not ever become profitable.

We May Need To Raise Additional Funds.

         We have completed our merger with Learn2.com, Inc. and discontinued our transportation management business. Our management believes that we will have sufficient resources for our operating requirements and sufficient resources to realize our business plan. However, our ability to achieve positive cash flow depends upon a variety of factors, including the timely introduction and market success of our products, the costs of developing, producing and marketing these products, adoption of the Internet as a medium of commerce and delivery of services, general economic conditions and various other factors, some of which may be beyond our control. Many of our costs are fixed and are based on anticipated revenue levels. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenues in relation to expenses, or if expenses continue to exceed revenues, then our results of operations and financial condition would be affected adversely and we may need to raise additional funds. If we need to raise additional funds we cannot be certain that we will be successful nor can we predict the terms under which such funds would be available. If additional funds are not available we may not be able to meet our on-going expenses unless we change our business plan, sell non-strategic assets, curtail expenditures, and/or employ other strategies as are required in these circumstances.

We May Incur Additional Liabilities And Expenses In Connection With The Phase Out Of Our Business.

         We have discontinued our business of providing transportation management software products. We may incur additional liabilities and expenses in connection with the discontinuation of our transportation management business, including liabilities and expenses arising from the termination of existing contracts and other commitments, that could have a material adverse effect upon our financial condition and results of operations.

We May Experience Significant Fluctuations In Revenues And Operating Results, Which Could Cause Our Share Price To Be Volatile.

         Due to the emerging nature of the e-learning market and a sluggish economy, we may be unable to forecast our revenues and profitability accurately. Because many of our costs are fixed and based on anticipated revenue levels, variations in, and the timing of, revenue recognition could cause significant variations in operating results from quarter to quarter. If our future operating results are below the expectations of investors, the trading price of our company's common stock is likely to fall.

Our Stock Price Has Historically Been Volatile, Which May Make It More Difficult For You To Resell Shares When You Want To Do So And At Prices You Find Attractive.

         The trading price of our common stock can fluctuate significantly. For example, during the 52 week period ended November 30, 2001, the market price of our common stock ranged from $0.0625 to $0.3438 per share. Our stock price may fluctuate in response to a number of events and factors, including:

o        The seasonal variations in our operating results.
o Announcements of technological innovations or new products and services by us or our competitors.
o The operating and stock price performance of other companies that investors may deem comparable.
o        News reports relating to trends in our markets.

         In addition, the stock market in general and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of those companies. These broad market and industry fluctuations may affect adversely the price of our common stock, regardless of operating performance. A drop in the market price of our common stock may affect adversely our business and financial opportunities.

We May Lose Our Listing On The Nasdaq National Market Which Could Result In Your Being Unable To Sell Our Stock Readily Or At All.

         On August 2, 2001, our common stock was delisted from the Nasdaq National Market because its bid price was below $1.00, the minimum per share bid price required under Marketplace Rule 4450(a)(5) to maintain a Nasdaq National Market listing and began trading on the OTC Bulletin Board. Effective September 27, 2001, Nasdaq implemented a moratorium on the minimum bid price and market value of public float requirements for continued listing on the Nasdaq National Market. Under the moratorium, these requirements will be suspended until January 2, 2002. Our securities were relisted on the Nasdaq National Market on October 19, 2001.

         If our securities are delisted from the Nasdaq National Market again, the liquidity of our securities may be impacted adversely, not only in the number of shares which could be bought or sold, but also through delays in the timing of transactions and reductions in potential security analyst and media coverage. This may reduce the demand of our common stock and the trading price of our securities. A delisting would greatly impair our ability to raise additional working capital.

         If our securities are delisted from the Nasdaq National Market, our common stock may be eligible to trade on the OTC Bulletin Board. In that event, our common stock may become subject to regulation as a "penny stock." The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq National Market or the Nasdaq SmallCap Market. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of holders to sell these securities in the secondary market and the price at which such holders can sell any such securities.

Future Sales Of Our Common Stock By Our Stockholders Could Have An Adverse Effect On The Market Price Of Our Common Stock.

         We anticipate that the selling stockholder may from time to time sell all or part of the shares offered hereby. The market price of our common stock could decline as a result of sales by our existing stockholders, including the selling stockholder, of a large number of shares of common stock in the market after this offering, or the perception that these sales may occur. These sales also might make it more difficult for us to sell equity securities in the future on terms favorable to us, or at all.

If We Are Unable To Develop Awareness Of The Learn2 Brand, Our Customer Base May Not Grow As Expected.

         Developing the Learn2 brand within our target markets is critical to achieving widespread acceptance of our tutorials and a broad customer base. We may not succeed in developing the Learn2 brand if more successful competitors emerge, we are unable or fail to devote sufficient resources to marketing efforts, or course performance problems cause customer dissatisfaction. Our inability to develop the Learn2 brand would hinder growth.

We Operate In A Rapidly Changing, Competitive Market And We May Not Have Adequate Resources To Compete Successfully.

         The e-learning market is evolving quickly and is subject to rapid technological change, shifts in customer demands and evolving industry standards. To succeed, we must continue to expand tutorial offerings and upgrade technologies. We may not be able to do so successfully. If we fail to anticipate or respond adequately to changes in technology and customer preferences, or we have any significant delays in tutorial development or introduction, our competitors may be able to attract and maintain a greater customer base.

         The e-learning market is characterized by significant price competition. We may face increasing price pressures from competitors, as customers demand more value for their budgets. This could result in reduced operating margins, as well as loss of market share and brand recognition. Although the e-learning market is highly fragmented with no single competitor accounting for a dominant market share, competition is intense. Our competitors vary in size and in the scope and breadth of the tutorials and services they offer. Several of our competitors have longer operating histories and significantly greater financial, technical and marketing resources. The lack of significant entry barriers to the e-learning market will allow other competitors to enter the market, increasing competition.

Our Business Will Suffer If E-Learning Is Not Widely Accepted.

         The market for e-learning products and services is new and evolving. We expect that we will engage in intensive marketing and sales efforts to enable prospective customers to learn about the benefits of our products and services. There are a number of factors that could impact the acceptance of our products and services, which are new and largely untested compared to more established training and educational methods, including:

o companies that have historically relied on, or invested in, traditional training and educational methods may be reluctant or slow to adopt Web-based e-learning products and services;
o many of our potential customers have allocated only a limited portion of their budgets to e-learning; and
o        end users may not use e-learning products effectively.

         If the market for e-learning fails to develop or develops more slowly than we expect, we will not achieve our growth and revenue targets and the value of our common stock will likely decline.

The Successful Operation Of Our Business Depends Upon A Continual Supply Of Content Other Than Related To Our Current Library.

         Our business success is dependent upon our ability to develop internally or obtain content from third party content providers because this content broadens the variety of content subjects we offer. Our inability to develop our own content or obtain it from third parties could result in delays in product introductions or shipments. We will depend on the quality and reliability of the content licensed and timely delivery of this content by our sources. Although we will have agreements specifying the terms of the licenses, these agreements may not be enforceable. We believe that we can arrange alternate sources for some or all of our content, but our inability to provide content to our customers and prospects on a timely basis could adversely affect the performance of our business. The subject matter of our third party content can be important to prospective customers that evaluate e-learning companies based on a variety of content subjects.

We Must Deliver Tutorials That Meet The Needs Of Our Customers Or Our Business Will Suffer.

         To be competitive, we must develop and introduce on a timely basis new tutorial offerings that meet the needs of companies seeking to use our e-learning products. Furthermore, the viability of our e-learning products depends in large part on our ability to update our tutorials and develop new content as the underlying subject matter changes.

We Plan To Expand The Scope Of Our Tutorials And May Depend On Our Ability To Attract Experts Or Specialists. If We Are Unable To Attract The Necessary Expertise, We Will Not Be Able To Enter New Fields.

         Our strategy involves broadening the fields presently covered by our tutorials. In particular, to date we have focused primarily on tutorials in the information technology area and we are planning to develop and introduce new tutorial offerings in other fields. These new tutorial offerings may encompass areas in which we have little or no experience or expertise. Therefore, our ability to expand our tutorials into these areas may require us to locate and evaluate third-party experts or specialists who would develop or assist us in developing the tutorial content. If we are unable to locate and evaluate these experts, we may fail to develop the tutorials our customers demand or be unable to pursue new market opportunities. If we do not extend our tutorial offerings into new fields, our revenue growth could be constrained.

The Variability And Length Of Our Sales Cycle For Our E-Learning Products May Make Our Operating Results Unpredictable And Volatile.

         The period between our initial contact with potential corporate and/or government customers and the first purchase of our product by that customer typically ranges from three to nine months and in some cases may be as long as two years. Because we will rely on large sales for a substantial portion of our revenues, these long sales cycles can have a particularly significant effect on our financial performance in any quarter. Factors which may contribute to the variability and length of our sales cycle include:

o The time required for potential customers to learn about the benefits of our e-learning products and services.
o The time it takes our potential customers to assess the value of e-learning solutions compared to more traditional products and services.
o The time it takes our potential customers to evaluate competitive e-learning products and services.
o        Our potential customers' internal budget and approval processes.
o The extended periods most large corporations and government entities require to make purchasing decisions.

         As a result of our lengthy sales cycle, we have only a limited ability to forecast the timing and size of specific sales and thus to predict quarterly financial performance.

We Depend On Major Retailers And Retail Distributors To Market Our Products.

         The retail market is subject to the unpredictability of consumer demand. We may not plan effectively for this market, which could result in adverse operating results in future periods. Our retail customers also carry our competitors' products. We pay retailers competitive rates to provide shelf space for our products. If we are unable to pay competitive rates, retailers may not continue to provide shelf space for our products, which could result in adverse operating results. Retail distributors may have limited capital to invest in inventory. Their decisions to purchase our products are partly a function of pricing, terms and special promotions offered by our competitors and other factors that we do not control nor can we predict. Our agreements with retailers are generally nonexclusive and may be terminated by them or by us without cause.

         Some retailers and distributors have experienced financial difficulties in the past. Distributors that we currently use may experience financial difficulties in the future. If these distributors do experience financial difficulties and we are unable to move their inventories to other distributors, we may experience reduced sales or increased write-offs, which would adversely affect our operating results.

Our Products Are Designed For Microsoft Technologies.

         Our products are designed primarily for Microsoft technologies. We believe that Microsoft technologies are and will continue to be, widely utilized by our customers. However, if these customers do not actually adopt and continue to utilize these technologies as anticipated or in the future migrate to other computing technologies that we do not support, we may have to spend significant capital and other resources including personnel to adapt our products to these alternative technologies. Our streaming technology does not function in a Linux environment.

The Development Of Our Authoring, Compression, Animation And Streaming Technologies Is Complex.

         The development of our authoring, compression, animation and streaming technologies is complex. This can result in lengthy development cycles, extended testing periods and undetected errors or bugs in the software programs. As a result, the period between our initial development and testing to the release of our products typically ranges from two to three months. These factors can result in loss of market acceptance, loss of reputation and loss of market share if products of competitors either are available on the market first, or are viewed as more reliable than our products. To date, we have not experienced undetected errors that have adversely and materially affected operations.

Our Future Growth Depends On Our Ability To Retain Key Personnel And Successful Hiring And Retention, Particularly With Respect To Sales, Marketing And Development Personnel, And We May Be Unable To Hire And Retain The Skilled Personnel We Need To Succeed.

         We are substantially dependent on Robert H. Ewald, Chairman of the Board of Directors of our company. We may not be able to retain our key executives and engineers. We expect to continue to hire additional sales professionals. We may not be successful in attracting retaining or motivating key personnel. If we do not succeed in attracting new personnel, or retaining and motivating existing personnel, our business may be affected adversely.

We Face A Risk Of System Failure.

         Our operations depend to a significant extent on our ability to maintain our computer and telecommunications systems. We must also protect our systems against damage from fire, natural disaster, power loss, telecommunications failure or similar events. In addition, growth of our customer base may strain the capacity of our computer operations center and telecommunications systems and/or lead to degradations in performance or system failure. Any damage to or loss of our computer and telecommunications networks including our operations center could affect adversely the performance of our business. We do not have a redundant off-site back-up location site for our web servers. To date, we have not experienced system failures that have adversely and materially affected operations.

Unauthorized Break-Ins To Our Service Could Harm Our Business.

         Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to complete customer transactions. In addition, unauthorized persons may improperly access our data, which could harm us. Actions like these may be very expensive to remedy and could damage our reputation and discourage new and existing users from purchasing our products and services. To date, we have not experienced an unauthorized break-in or similar disruption that has adversely and materially affected operations.

We May Not Be Able To Implement Our Growth Strategy.

         Successfully achieving our growth plan depends on our ability to:

o        Continue to develop and market our products and services.

o        Maintain and increase our customer base.
o        Effectively integrate businesses and technologies.
o        Continue to identify, attract, retain and motivate qualified personnel.

         If we do not successfully implement our growth strategy, our results of operations will be adversely affected.

We May Be Subject To Intellectual Property Infringement Claims, Which Are Costly To Defend And Could Limit Our Ability To Use Certain Technologies In The Future.

         Many parties are developing and improving technologies which compete with our proprietary technologies and patents. We believe that these parties will continue to take steps to protect these technologies, including seeking patent protection. As a result, disputes regarding the ownership of these technologies could arise in the future. To date, claims against us alleging infringement of certain proprietary rights have not been material. Third parties may assert further claims against us alleging infringement of patents, copyrights, trademark rights, trade secret rights or other proprietary rights or alleging unfair competition. In the event that we determine that licensing patents or other proprietary rights is appropriate, we may not be able to license proprietary rights on reasonable terms or at all. As the number of products in our target markets increase and the functionality of these products further overlap, we have become subject to further infringement claims. We may incur substantial expenses in defending against third-party infringement claims regardless of the merit of those claims. In the event that there is a determination that we have infringed third-party proprietary rights, we could incur substantial monetary liability and be prevented from using the rights in the future.

Our Intellectual Property Rights Are Costly And Difficult To Protect.

         We have patents that cover our StreamMaker and LearningAgent technologies and have a patent pending for our AP tracking technologies. We cannot assure you that patents issued or acquired by our company now or in the future will be valid and enforceable, or provide us with any meaningful protection. We also have rights in the trademarks that we use to market our e-learning services and products. These trademarks include, among others, Learn-2, StreamMaker(TM), and Learnlets. Our intellectual property allows us to develop engaging, multimedia, technology-based tutorials and courses. Our success and ability to compete effectively will depend, in part, on our ability to protect our intellectual property, which we protect through a combination of patent, trade secret, copyright, trademark, nondisclosure agreements and other contractual provisions and technical measures. None of these protections may be adequate to prevent our competitors from copying or reverse engineering our products, concepts, trade names and trade dress. Furthermore, none of these protections prohibit our competitors from independently developing technologies that are substantially equivalent or superior to our technologies. We license certain products under licenses that are not signed by our licensees. The licensee agrees to the license by either (i) opening a package on which the license is written or (ii) on a computer, "clicking" the "I accept" or "I agree" tab underneath the license. These types of licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of certain countries in which our products are or may be licensed do not protect us to the same extent as the laws of the United States.

We May Be Unable To Protect Our Intellectual Property Rights And We May Be Liable For Infringing The Intellectual Property Rights Of Others.

         Third parties may infringe or misappropriate our patents, trademarks or other proprietary rights, which could have a material adverse effect on our business, results of operations or financial condition. While we enter into confidentiality agreements with many of our employees, consultants and strategic partners and generally control access to and distribution of our proprietary information, the steps we have taken to protect our proprietary rights may not prevent misappropriation. We also attempt to register our trademarks and service marks. However, we may not receive approval on all of our trademark registrations or patent applications. Even if they are approved, such trademarks or patents may be challenged by others or invalidated. In addition, we do not know whether we will be able to defend our proprietary rights because the validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.

Changes In Laws Relating To Data Collection And Use Practices And The Privacy Of Internet Users And Other Individuals Could Harm Our Business.

         Websites usually place certain information called "cookies" on a user's hard drive usually without the user's knowledge or consent. Websites use cookies for a variety of reasons. We employ the use of cookies on our Websites. Certain Internet browsers allow users to modify their browser settings to remove cookies at any time or to prevent cookies from being stored on their hard drive. In addition, some Internet commentators, privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. The effectiveness of our technology and products could be limited by any reduction or limitation in the use of cookies. Specifically, some of our products use information provided by cookies to, among other things, (i) help track the progress of users through a tutorial, (ii) remember a user's login/password and (iii) track other session information. The reduction or limitation in the use of cookies may result in the loss of this session information, which could require the user to either re-enter the information and/or increase the response time of a tutorial. This could result in delays and a decrease in the effectiveness of our products. In this regard, there are a large number of legislative proposals before the United States Congress, foreign governments and other international regulatory agencies regarding privacy issues and the regulation and use of cookies. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could adversely affect our business. This could be caused by, among other possible provisions, the requirement that permission be obtained before we use cookies.

We May Be Exposed To Product Liability Claims.

         Our license agreements with customers typically contain provisions designed to limit exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the license agreements may not be effective under the laws of certain state and foreign jurisdictions.

We Face Legal Uncertainties Relating To The Internet In General And To Our Industry In Particular And May Become Subject To Costly Government Regulation.

         The applicability to the Internet of existing laws is uncertain and developing with regard to many issues, including sales tax, intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, export of encryption technology and personal privacy. There are an increasing number of laws and regulations pertaining to liability for information received from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. In addition, it is possible that more laws and regulations may be adopted with respect to the Internet, such as laws or regulations relating to user privacy, taxation, e-mail, pricing, Internet access, content, copyrights, distribution and characteristics and quality of products and services. Various state statutes govern private post-secondary educational institutions. We are uncertain whether states will attempt to apply these statutes to regulate the offering of tutorials over the Internet. Changes in existing laws and the adoption of additional laws or regulations may decrease the popularity or limit expansion of the Internet. A decline in the growth of the Internet could decrease demand for our tutorials and services and increase our cost of doing business.

Our Business Could Be Harmed By Consumers' Concerns About The Security Of Transactions Over The Internet.

         We believe that concerns regarding the security of confidential information transmitted over the Internet, such as credit card numbers, prevent many potential customers from engaging in online transactions. Our success may depend on our ability to add sufficient security features to our e-commerce engine and to instill confidence in those features in our customers. If we fail to do so, we may not realize our business plan.

We Will Continue To Expand Into International Markets In Which We Have Limited Experience.

         A part of our strategy is to develop international markets. We have entered into distribution or reseller arrangements in Africa, Ireland, South Korea and the United Kingdom. We may not be able to market our products and services in foreign markets successfully. We have limited experience in developing localized versions of our products and marketing our products and services internationally. We rely on the efforts and abilities of our international business partners in those activities.

         In addition to uncertainty about our ability to continue to generate revenues and expand our international presence, we face certain risks inherent in doing business internationally, including:

o        Local economic and market conditions.
o        Difficulties in enforcing intellectual property and contractual rights.
o The need for compliance with a variety of international and United States export regulations.
o        Unexpected changes in regulatory requirements.
o        Trade barriers.
o Difficulties in staffing and managing international operations because of distance, language and cultural differences.
o        Longer payment cycles.
o        Currency exchange rate fluctuations.
o        Problems in collecting accounts receivable.
o        Political and economic instability.
o        Seasonal fluctuations in business activity.
o        Potentially adverse tax consequences.

         We may incur additional liabilities and expenses in connection with the phase out of our business. We have discontinued our business of providing transportation management software products. We may incur additional liabilities and expenses in connection with the discontinuation of our transportation management business, including liabilities and expenses arising from the termination of existing contracts and other commitments, that could have a material adverse effect upon our financial condition and results of operations. Costs and expenses directly related to the discontinuance of our DigitalShipper business include charges associated with the write-down of fixed assets, rent and other facilities-related expenses, costs associated with terminating contractual arrangements, employee termination costs and legal, accounting and consulting fees. At September 30, 2001, we accrued an estimate of the remaining costs and expenses related to the discontinuance of our DigitalShipper business. While we believe that we have a reasonable basis for estimating these costs, there can be no assurance that additional costs in excess of those accrued will not be incurred. A prior customer, Mr. Joseph Pavel, filed a purported consumer class action suit against us alleging that we breached our contract with the plaintiff and other customers. The plaintiff seeks unspecified damages and disgorgement of monies received in connection with the sale of our Internet postage products. Sales and Marketing Technologies, Inc. also has filed a complaint against us alleging breach of contract, fraud and unfair competition in connection with a consulting agreement with the plaintiff. The plaintiff seeks unspecified general and compensatory damages, treble damages and equitable remedies. If these parties are successful in their claims against us, we may be liable for significant damages.

         One or more of these factors could have a material adverse effect on our future international presence and, consequently, on our business, operating results and financial condition.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

                               SELLING STOCKHOLDER

         The following table contains information as of December 13, 2001, with respect to our common stock beneficially owned by the selling stockholder that may be offered using this prospectus.

                                     Number of Shares Beneficially      Number of Shares Registered
Name of the Selling Stockholder       Owned Prior to the Offering             for Sale Hereby(1)
-------------------------------       ---------------------------             ---------------
RGC International Investors, LDC              12,609,323                         12,609,323

-----------------------

(1) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended.

We cannot estimate the number of shares that will be held by the selling stockholder after the completion of this offering because the selling stockholder may offer all or some of the shares from time to time subject to the trading limitations agreed to by the selling stockholder.

         The selling stockholder has agreed to the following limitations on its ability to resell the 12,609,323 shares of our common stock included in this offering. Subject to each of the officers, directors and certain affiliates of our company agreeing to the same trading limitations listed below, the selling stockholder will not:

o        create any daily low trading price in our common stock;
o        until March 25, 2002, sell any shares of our common stock;
o during the period beginning March 26, 2002 and ending on September 25, 2002, sell in any calendar month in excess of 5% of the lessor of:

         o        the total trading volume for the previous month; and

         o        12,609,323 shares of our common stock.

         Notwithstanding the trading limitations listed above, the selling stockholder may:

o        sell up to 5% of the aggregate trading volume in any trading day; and
o engage in block sales of at least 25,000 shares of our common stock to a single purchaser, who is not an affiliate of the selling stockholder, at a price greater than the immediately preceding sale price; provided, that such block sales in any calendar month will not exceed 15% of the total trading volume of our common stock for the previous calendar month.

                              PLAN OF DISTRIBUTION

         The shares being offered by the selling stockholder or its respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

         o on the Nasdaq National Market or on such other market on which the common stock may from time to time be trading;

         o        in privately-negotiated transactions;

         o        through the writing of options on the shares;

         o        short sales; or

         o        any combination thereof.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling stockholder determine from time to time.

The shares may also be sold pursuant to Rule 144 of the Securities Act of 1933, as amended. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

         The selling stockholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

         The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                  LEGAL MATTERS

         The validity of the securities offered pursuant to this prospectus will be passed upon for Learn2 Corporation by Swidler Berlin Shereff Friedman, LLP.

                                     EXPERTS

         Ernst & Young LLP, predecessor independent auditors, have audited our financial statements included in Amendment No. 2 to our Annual Report (Form 10-K/A-2) for the year ended December 31, 2000, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in the third paragraph of Note 1 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The audited financial statements of Learn2.com, Inc., dated April 13, 2001 (except with respect to the matter discussed in the second, third and fourth paragraphs of Note 1 and the third, fourth, fifth and sixth paragraphs of
Note 6, as to which the date is August 2, 2001) incorporated by reference in this Form S-3 for the registration of 12,609,323 shares of common stock have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, which includes an explanatory paragraph with respect to the uncertainty regarding the Registrant's ability to continue as a going concern as discussed in Note 1 to the financial statements, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-3 that we are filing with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the Securities and Exchange Commission.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our file number is 000-24717.

         You may read and copy materials that we have filed with the Securities and Exchange Commission, including the registration statement, at the following Securities and Exchange Commission public reference rooms:


                  450 Fifth Street, N.W.        Northwest Atrium Center
                  Room 1024                     500 West Madison Street
                  Washington, D.C.  20549       Suite 1400
                                                Chicago, Illinois 60661

         You may call the Securities and Exchange Commission at 1-800-732-0330 for further information about the public reference room.

         We are also required to file electronic versions of these documents with the Securities and Exchange Commission, which may be accessed through the Securities and Exchange Commission's World Wide Web site at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning Learn2 Corporation may be inspected at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the Securities and Exchange Commission subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholder has sold all the shares of common stock described in this prospectus.

         The following documents filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:

         1. Our Annual Report on Form 10-K/A-2 for the year ended December 31, 2000.
         2. Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001.

         3. Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001.
         4. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2001.
         5. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2001.
         6. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2001.
         7. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2001.
         8. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2001.
         9. Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2001.
         10. Our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 6, 2001.
         11. The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on September 22, 1999.

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to:
Learn2 Corporation, 1311 Mamaroneck Avenue, White Plains, New York 10605,
Attention: Investor Relations Department, or by telephone (914) 682-4300.

         You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or any prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission fee. All expenses incurred in connection with this offering will be borne by the registrant.


Securities and Exchange Commission Registration Fee.............  $   409.80
Printing .......................................................  $ 5,000.00
Legal Fees and Expenses.........................................  $10,000.00
Accounting Fees and Expenses....................................  $12,000.00
Miscellaneous...................................................  $ 1,500.00
         Total .................................................  $28,909.80


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware ("DGCL") and the certificate of incorporation and by-laws of the registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         Pursuant to Section 145(g) of the DGCL, the Registrant's Amended and Restated By-Laws authorize the registrant to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the registrant cannot indemnify its officers and directors. The registrant maintains a primary directors and officers liability and company reimbursement policy which, among other things, provides for payment up to $10 million on behalf of any of the registrant's past, present or future directors or officers against Loss (as defined in such policy).

         Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under the DGCL.

         Article VI of the Registrant's Amended and Restated By-Laws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Amended and Restated By-Laws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 16.  EXHIBITS.

      Exhibit
       Number         Description
      -------         -----------
        5.1           Opinion of Swidler Berlin Shereff Friedman, LLP

        23.1 Consent of Ernst & Young LLP, predecessor independent auditors.

        23.2          Consent of Arthur Andersen LLP.

        23.3 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

        24.1          Power of Attorney (appears on signature page).

        99.1 Registration Rights Agreement, dated as of April 25, 2001, between Learn2 Corporation, Learn2.com, Inc. and RGC International Investors, LDC.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Learn2.com pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of White Plains, State of New York, on this 14th day of December.

                            LEARN2 CORPORATION


                            By: /s/ Marc E. Landy
                                ------------------------------------------------
                                Name:  Marc E. Landy
                                Title: Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert H. Ewald and Marc E. Landy, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

               Signature                                    Title                          Date
               ---------                                    -----                          ----

/s/ John V. Balen
----------------------------------------     Director                                    December 14, 2001
John V. Balen


/s/ James A. Cannavino
----------------------------------------     Director                                    December 14, 2001
James A. Cannavino


/s/ Robert J. Cresci
----------------------------------------     Director                                    December 14, 2001
Robert J. Cresci


/s/ Robert H. Ewald
----------------------------------------     Chairman of the Board of Directors          December 14, 2001
Robert H. Ewald


/s/ Marcelo A. Gumucio
----------------------------------------     Director                                    December 14, 2001
Marcelo A. Gumucio

/s/ S. Lee Kling
----------------------------------------     Director                                    December 14, 2001
S. Lee Kling


/s/ Marc E. Landy                            Executive Vice President, Chief Financial   December 14, 2001
----------------------------------------     Officer, Secretary and Treasurer
Marc E. Landy


/s/ Rebecca Saeger
----------------------------------------     Director                                    December 14, 2001
Rebecca Saeger


/s/ Donald Schupak
----------------------------------------     Director                                    December 14, 2001
Donald Schupak

                                INDEX TO EXHIBITS


      Exhibit
       Number                              Document
      -------                              --------

        5.1           Opinion of Swidler Berlin Shereff Friedman, LLP

        23.1 Consent of Ernst & Young LLP, predecessor independent auditors.

        23.2          Consent of Arthur Andersen LLP.

        23.3 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)

        24.1          Power of Attorney (appears on signature page)

        99.1 Registration Rights Agreement, dated as of April 25, 2001, between Learn2 Corporation, Learn2.com, Inc. and RGC International Investors, LDC.